Exhibit (s)


                                POWER OF ATTORNEY


     I, Thomas E. Faust Jr., President of Eaton Vance Limited Duration Income Fund, a Massachusetts business trust, do hereby constitute and appoint Alan R. Dynner, James B. Hawkes and James L. O'Connor, or any of them, to be my true, sufficient and lawful attorneys, or attorney to sign, in my name and in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Eaton Vance Limited Duration Income Fund with the Securities and Exchange Commission in respect of any class of shares of beneficial interest as well as other filings, documents and papers relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.


         Signature                    Title                           Date
         ---------                    -----                           ----

/s/ Thomas E. Faust, Jr.        President and Principal           March 14, 2003
-----------------------------   Executive Officer
Thomas E. Faust Jr.